Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Breezer
Ventures Inc. on Form 10-K/A for the year ended September
30, 2011 as filed with the Securities and Exchange
Commission on the date hereof (the Report), I, Tang
Xu, Principal Executive Officer and Principal Financial
Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)  The Report fully complies with the requirements
of section 13(a) or 15(d) of the Securities Exchange
 Act of 1934, as amended; and

(2)  The information contained in the Report fairly
 presents, in all material respects, the financial
condition and results of operations of the Company.

Date: September 25, 2012

By: /s/ Tang Xu
Name: Tang Xu
Title: Principal Executive Officer and
Principal Financial Officer

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